Exhibit 99.7

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2015

	September 30,	June 30,
	2015	2015

ASSETS

Other assets
Patents	$1	$1
Total Other Assets	1	1

Total Assets	$1	$1

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilties	$2,343,684	$2,339,973
Accrued liabilties - related parties	525,605	525,605
Convertible notes - non-related parties	448,146	429,086
Derivative liability	—	—
Total Current Liabilities	3,317,435	3,294,664

Total Liabilities	3,317,435	3,294,664

Stockholders' Equity (Deficit)
Preferred stock, $.005 par value, authorized
25,000,000 Series A shares, issued and outstanding
25,000,000 Series A shares (June 30, 2014 - 25,000,000 shares)	125,000	125,000
Common stock, $.001 par value, authorized
3,000,000,000 shares, issued and outstanding
2,885,755,714 shares (June 30, 2014 - 2,885,755,714 shares)	2,885,756	2,885,756
Common stock payable	29,691	29,691
Additional paid-in capital	28,082,681	28,082,681
Deficit accumulated prior to entering development stage	(1,057,356)	(1,057,356)
Deficit accumulated during the development stage	(32,866,825)	(32,844,054)
Unrealized loss on foreign exchange	(516,381)	(516,381)
	(3,317,434)	(3,294,663)

Total Liabilities and Stockholders' Equity (Deficit)	$1	$1

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended		Cumulative from
	Sept. 30		March 26, 1993 to
	2015	2014	Sept. 30, 2015

Revenues	$—	$—	$1,354,088

Cost of Sales	—	—	1,031,075

Gross profit	—	—	323,013

Operations
General and administrative	19,060	20,240	17,881,918
Depreciation and amortization	—	—	340,545
Research and development	—	—	15,396,966

Total Expense	19,060	20,240	33,619,429

Income (loss) before other expenses	(19,060)	(20,240)	(33,296,416)

Other expenses (income)
Interest expense	3,711	21,684	1,601,019
Accretion expense	—	—	750,000
Interest income	—	—	(45,443)
Income from stock options	—	—	(10,855)
Impairment of fixed assets	—		50,000
Loss (gain) on change in derivative liability	—		(750,000)
Loss (gain) on settlement of debt	—	—	(2,134,998)
Loss on disposal of equipment	—	—	4,549

Total Other expenses (income)	3,711	21,684	(535,728)

Provision for income taxes	—	—	—

Net income (loss)	(22,771)	(41,924)	(32,760,688)

Other comprehensive loss
Loss (gain) on foreign exchange	—	—	106,137

Net income (loss) and comprehensive income (loss)	$(22,771)	$(41,924)	$(32,866,825)

Basic net income (loss) and comprehensive
income (loss) per share - basic	$(0.00)	$(0.00)

Basic net income (loss) and comprehensive
income (loss) per share - diluted	$(0.00)	$(0.00)

Weighted average number of shares - basic	2,885,755,714	2,885,755,714

Weighted average number of shares - diluted	2,885,755,714	2,885,755,714

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

							Deficit	Deficit
							Accumulated	Accumulated	Unrealized	Total
					Common	Additional	Prior to Entering	During	gain (loss)	Stockholders'
	Common Stock		Preferred Stock		Stock	Paid-in	Developmental	Developmental	on foreign	Equity
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Stage	exchange	(Deficit)
Balance June 30, 1992	3,383,050	3,383	—	—	—	194,980	(1,057,356)	—	$—	(858,993)
Stock issued for reorganization	18,650,000	18,650				76,155				94,805
Stock issued for services	100,000	100				(100)
Stock issued in exchange for Warrants	363,656	364				(364)
Forgiveness of debt						728,023				728,023
Net loss and comprehensive loss								(165,296)		(165,296)

Balance June 30, 1993	22,496,706	22,497	—	—	—	998,694	(1,057,356)	(165,296)	—	(201,461)

Stock issued	2,000	2				(2)				—
Stock issued for services										—
Exchange for Debt						149,170				149,170
Payments received for stock previously issued						237,430				237,430
Net loss and comprehensive loss								(179,296)		(179,296)

Balance June 30, 1994	22,498,706	22,499	—	—	—	1,385,292	(1,057,356)	(344,592)	—	5,843

Revision of common stock	(11,900,000)	(11,900)				11,900				—
Stock issued for services	5,592,857	5,592				513,908				519,500
Exchange for Debt	200,000	200				24,300				24,500
Issuance of common stock previously issued	402,857	401				21,915				22,316
Net loss and comprehensive loss								(575,771)		(575,771)

Balance June 30, 1995	16,794,420	16,792	—	—	—	1,957,315	(1,057,356)	(920,363)	—	(3,612)

Stock issued	3,975,662	5,090				846,612				851,702
Exchange for Debt	391,857	392				29,008				29,400
Issuance of common stock	710,833	710				80,161				80,871
Net loss and comprehensive loss								(1,127,044)		(1,127,044)

Balance June 30, 1996	21,872,772	22,984	—	—	—	2,913,096	(1,057,356)	(2,047,407)	—	(168,683)

Stock issued for options						912,838				912,838
Stock issued for services	5,067,912	3,955				690,234				694,189
Stock in Exchange for Debt	251,382	252				43,965				44,217
Issuance of common stock	10,257,936	10,259				335,132				345,391
Grants received						408,597				408,597
Net loss and comprehensive loss								(2,376,279)		(2,376,279)

Balance June 30, 1997	37,450,002	37,450	—	—	—	5,303,862	(1,057,356)	(4,423,686)	—	(139,730)

Stock issued for options						948,500				948,500
Stock issued for services	4,396,466	4,396				922,180				926,576
Issuance of common stock	21,795,000	21,796				1,176,755				1,198,551
Stock options issued and outstanding						1,236,913				1,236,913
Grants received						669,906				669,906
Unrealized foreign exchange									183,785	183,785
Net loss and comprehensive loss								(4,570,441)		(4,570,441)

Balance June 30, 1998	63,641,468	63,642	—	—	—	10,258,116	(1,057,356)	(8,994,127)	183,785	454,060

Stock issued for options	2,234,567	2,235				38,765				41,000
Stock issued for services	24,200,439	24,200				2,735,544				2,759,744
Shares issued in exchange for debt	3,787,947	3,788				340,164				343,952
Conversion of debentures	2,816,966	2,817				290,102				292,919
Issuance of common stock	677,966	678				49,322				50,000
Stock options issued and outstanding						385,600				385,600
Grants received						1,057,742				1,057,742
Unrealized foreign exchange									(29,142)	(29,142)
Net loss and comprehensive loss								(4,909,879)		(4,909,879)

Balance June 30, 1999	97,359,353	97,360	—	—	—	15,155,355	(1,057,356)	(13,904,006)	154,643	445,996

Stock issued for options	5,327,486	5,327				381,600				386,927
Stock issued for services	28,873,210	28,873				2,217,758				2,246,631
Shares issued in exchange for debt	7,342,055	7,342				382,556				389,898
Conversion of debentures	12,010,073	12,010				815,796				827,806
Issuance of common stock	221,000	221				16,039				16,260
Grants received						395,683				395,683
Unrealized foreign exchange									5,789	5,789
Net loss and comprehensive loss								(5,548,829)		(5,548,829)

Balance June 30, 2000	151,133,177	151,133	—	—	—	19,364,787	(1,057,356)	(19,452,835)	160,432	(833,839)

Stock issued for services	7,375,483	7,375				864,840				872,215
Stock issued for options	5,378,507	5,379				506,998				512,377
Shares issued in exchange for debt	11,646,312	11,646				1,547,455				1,559,101
Conversion of debentures	100,000	100				19,900				20,000
Issuance of common stock	732,929	733				39,427				40,160
Unrealized foreign exchange									(340,661)	(340,661)
Grants issued						249,294				249,294
Net loss and comprehensive loss								(3,242,572)		(3,242,572)

Balance June 30, 2001 (Restated)	176,366,408	176,366	—	—	—	22,592,701	(1,057,356)	(22,695,407)	(180,229)	(1,163,925)

Stock issued for services	18,466,162	18,466				314,859				333,325
Shares issued in exchange for debt	24,075,502	24,076				1,649,442				1,673,518
Issuance of common stock	5,849,487	5,850				61,897				67,747
Interest expense on convertible note discount						3,403				3,403
Unrealized foreign exchange									(19,940)	(19,940)
Net loss and comprehensive loss								(4,089,933)		(4,089,933)

Balance June 30, 2002 (Restated)	224,757,559	224,758	—	—	—	24,622,302	(1,057,356)	(26,785,340)	(200,169)	(3,195,805)

Stock issued for services	5,455,000	5,455				130,920				136,375
Shares issued in exchange for debt	15,400,000	15,400				441,183				456,583
Issuance of common stock	4,283,333	4,283				31,217				35,500
Interest expense on convertible note discount						999				999
Unrealized foreign exchange									(182,365)	(182,365)
Net loss and comprehensive loss								(2,417,261)		(2,417,261)

Balance June 30, 2003 (Restated)	249,895,892	249,896	—	—	—	25,226,621	(1,057,356)	(29,202,601)	(382,534)	(5,165,974)

Interest expense on convertible note discount						1,000				1,000
Unrealized foreign exchange									(30,325)	(30,325)
Net loss and comprehensive loss								(427,966)		(427,966)

Balance June 30, 2004 (Restated)	249,895,892	249,896	—	—	—	25,227,621	(1,057,356)	(29,630,567)	(412,859)	(5,623,265)

Unrealized foreign exchange									(63,448)	(63,448)
Net loss and comprehensive loss								(7,717,592)		(7,717,592)

Balance June 30, 2005 (Restated)	249,895,892	249,896	—	—	—	25,227,621	(1,057,356)	(37,348,159)	(476,307)	(13,404,305)

Unrealized foreign exchange									(78,596)	(78,596)
Net income and comprehensive income								2,624,041		2,624,041

Balance June 30, 2006 (Restated)	249,895,892	249,896	—	—	—	25,227,621	(1,057,356)	(34,724,118)	(554,903)	(10,858,860)

Unrealized foreign exchange									(44,174)	(44,174)
Net loss and comprehensive loss								(115,963)		(115,963)

Balance June 30, 2007 (Restated)	249,895,892	249,896	—	—	—	25,227,621	(1,057,356)	(34,840,081)	(599,077)	(11,018,997)

Common stock issued for settlement	20,000,000	20,000				124,000				144,000
Common stock issued for services	22,100,000	22,100				130,500				152,600
Preferred stock issued			3,000,000	15,000		271,000				286,000
Stock options granted						24,000				24,000
Imputed interest						28,344				28,344
Unrealized foreign exchange									(5,895)	(5,895)
Net income and comprehensive income								2,882,338		2,882,338

Balance June 30, 2008 (Restated)	291,995,892	291,996	3,000,000	15,000	—	25,805,465	(1,057,356)	(31,957,743)	(604,972)	(7,507,610)

Common stock issued for liability settlements	191,750,000	191,750				96,340				288,090
Common stock issued for services	64,900,000	64,900				83,589				148,489
Common stock issued for debt conversion	50,140,000	50,140				171,310				221,450
Common stock issued to related parties	513,206,324	513,206			43,500	503,089				1,059,795
Stock options exercised on a cashless basis	7,500,000	7,500				(7,500)				—
Preferred stock issued			12,000,000	60,000		115,000				175,000
Stock options granted						30,000				30,000
Derivative financial instruments										—
Unrealized foreign exchange									145,332	145,332
Net income and comprehensive income								458,013		458,013

Balance June 30, 2009	1,119,492,216	1,119,492	15,000,000	75,000	43,500	26,797,293	(1,057,356)	(31,499,730)	(459,640)	(4,981,441)

Common stock issued for liability settlements	95,000,000	95,000				134,098				229,098
Common stock issued for services	93,500,000	193,500				311,950				505,450
Common stock issued for debt conversion	76,291,429	76,292				(192)				76,100
Common stock issued to related parties	489,716,111	389,716			(13,809)	536,950				912,857
Stock options exercised on a cashless basis	3,000,000	3,000				(3,000)				—
Preferred stock issued										—
Stock options granted						7,200				7,200
Derivative financial instruments										—
Unrealized foreign exchange									(87,519)	(87,519)
Net income and comprehensive income								(1,353,596)		(1,353,596)

Balance June 30, 2010	1,876,999,756	1,877,000	15,000,000	75,000	29,691	27,784,299	(1,057,356)	(32,853,326)	(547,159)	(4,691,851)

Common stock issued for liability settlements	424,833,575	424,833				(170,258)				254,575
Common stock issued for services	50,000,000	50,000				(30,000)				20,000
Common stock issued for debt conversion	106,666,669	106,667				(54,033)				52,634
Common stock issued to related parties	35,000,000	35,000				(20,500)				14,500
Stock options exercised on a cashless basis	—	—				—				—
Preferred stock issued			10,000,000	50,000		102,000				152,000
Stock options granted						2,374				2,374
Derivative financial instruments										—
Unrealized foreign exchange									(77,013)	(77,013)
Net loss and comprehensive loss								(775,087)		(775,087)

Balance June 30, 2011	2,493,500,000	2,493,500	25,000,000	125,000	29,691	27,613,882	(1,057,356)	(33,628,413)	(624,172)	(5,047,868)

Common stock issued for liability settlements	—	—				—				—
Common stock issued for services	101,000,000	101,000				303,600				404,600
Common stock issued for debt conversion	211,255,714	211,256				126,754				338,010
Common stock issued to related parties	15,000,000	15,000				9,000				24,000
Stock options exercised on a cashless basis	—	—				—				—
Preferred stock issued			—	—		2,374				2,374
Stock options granted						32,693				32,693
Derivative financial instruments										—
Unrealized foreign exchange									66,302	66,302
Net income and comprehensive income								(409,071)		(409,071)

Balance June 30, 2012	2,820,755,714	2,820,756	25,000,000	125,000	29,691	28,088,303	(1,057,356)	(34,037,484)	(557,870)	(4,588,961)

Common stock issued for liability settlements	—	—				—				—
Common stock issued for services	25,000,000	25,000				—				25,000
Common stock issued for debt conversion	—	—				—				(0)
Common stock issued to related parties	40,000,000	40,000				(8,000)				32,000
Stock options exercised on a cashless basis	—	—				—				—
Preferred stock issued			—	—		—				—
Stock options granted						2,378				2,378
Derivative financial instruments										—
Unrealized foreign exchange									41,489	41,489
Net loss and comprehensive loss								(1,527,476)		(1,527,476)

Balance June 30, 2013	2,885,755,714	2,885,756	25,000,000	125,000	29,691	28,082,681	(1,057,356)	(35,564,960)	(516,381)	(6,015,569)

Common stock issued for liability settlements	—	—				—				—
Common stock issued for services	—	—				—				—
Common stock issued for debt conversion	—	—				—				—
Common stock issued to related parties	—	—				—				—
Stock options exercised on a cashless basis	—	—				—				—
Preferred stock issued			—	—		—				—
Stock options granted						—				—
Derivative financial instruments										—
Unrealized foreign exchange									—	—
Net income and comprehensive income								2,852,181		2,852,181

Balance June 30, 2014	2,885,755,714	2,885,756	25,000,000	125,000	29,691	28,082,681	(1,057,356)	(32,712,779)	(516,381)	(3,163,388)

Common stock issued for liability settlements	—	—				—				—
Common stock issued for services	—	—				—				—
Common stock issued for debt conversion	—	—				—				—
Common stock issued to related parties	—	—				—				—
Stock options exercised on a cashless basis	—	—				—				—
Preferred stock issued			—	—		—				—
Stock options granted						—				—
Derivative financial instruments										—
Unrealized foreign exchange									—	—
Net loss and comprehensive loss								(131,275)		(131,275)

Balance June 30, 2015	2,885,755,714	2,885,756	25,000,000	125,000	29,691	28,082,681	(1,057,356)	(32,844,054)	(516,381)	(3,294,663)

Common stock issued for liability settlements	—	—				—				—
Common stock issued for services	—	—				—				—
Common stock issued for debt conversion	—	—				—				—
Common stock issued to related parties	—	—				—				—
Stock options exercised on a cashless basis	—	—				—				—
Preferred stock issued			—	—		—				—
Stock options granted						—				—
Derivative financial instruments										—
Unrealized foreign exchange									—	—
Net loss and comprehensive loss								(22,771)		(22,771)

Balance September 30, 2015	2,885,755,714	2,885,756	25,000,000	125,000	29,691	28,082,681	(1,057,356)	(32,866,825)	(516,381)	(3,317,434)

See Notes to Consolidated Financial Statements

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three months ended		Cumulative from
	Sept. 30		March 26, 1993 to
	2015	2014	Sept. 30, 2015

Cash flows from operating activities:

Net income (loss)	$(22,771)	$(41,924)	$(32,866,825)

Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	—	—	340,545
Imputed interest	—	—	28,344
Accretion expense	—	—	750,000
Impairment of fixed assets	—	—	50,000
(Gain) loss on disposal and abandonment of assets	—	—	2,005,498
(Gain) loss on settlement of debt	—	—	(2,134,998)
Loss on issuance of preferred stock	—	—	386,000
Common stock issued in exchange for services and expenses	—	—	11,895,699
Stock options issued in exchange for services	—	—	3,184,409
Change in derivative liability	—	—	(750,000)
			—
Changes in assets and liabilities:			—
(Increase) decrease in:			—
Inventory	—	—	(73,323)
Sales tax receivable	—	—	(36)
Other assets	—	—	(10,120)
(Decrease) increase in :			—
Accounts payable and accrued liabilities	3,711	21,684	4,305,475
Accrued liabilities - related parties	—	—	2,751,580

Net cash used in operating activities	(19,060)	(20,240)	(10,137,752)

Cash flow from investing activities:
Increase in notes receivable	—	—	(259,358)
Reduction in notes receivable	—	—	237,652
Investment	—	—	(89,500)
Equipment	—	—	(321,567)
Equipment assembly costs	—	—	(1,999,801)
Organization cost	—	—	6,700
Reduction in security deposit	—	—	(1,542)

Net cash used in investing activities	—	—	(2,427,416)

Cash flow from financing activities:
Loans from related parties			4,354,835
Deferred financing costs	—	—	180,557
Due to stockholders	—	—	5,000
Proceeds from deposits	—	—	143,500
Payments on notes payable	—	—	(409,939)
Proceeds from convertible notes	—	—	754,999
Proceeds from notes payable	—	—	409,939
Payments on lease obligations	—	—	(86,380)
Proceeds from issuance of convertible subordinated debentures	—	—	1,035,000
Proceeds from private investors	19,060	20,240	600,825
Proceeds from loan payable	—	—	591,619
Payments on loan payable	—	—	(488,439)
Proceeds from issuance of stock options	—	—	20,000
Proceeds from grants	—	—	3,628,277
Proceeds from issuance of common stock	—	—	85,582
Proceeds from additional paid-in capital	—	—	2,145,775

Net cash provided by financing activities	19,060	20,240	12,971,150

Effect of Exchange rate changes on cash and cash equivalents	—	—	(406,239)

Net (decrease) increase in cash and cash equivalents	—	—	405,982

Cash and cash equivalents - beginning of period	—	—	257

Cash and cash equivalents - end of period	$—	$—	$—

Three months ended
Sept. 30
	2015	2014

Non-Cash Financing and Investing Activities:

Issuance of common stock for exercise of stock options	—	—
Issuance of common stock for the settlement of accounts
payable and accrued liabilities	—	—
Issuance of common stock for the settlement of accrued
liabilities - related parties	—	—
Common stock to be issued to related parties for
accrued expenses	29,691	29,691
Issuance of common stock for the settlement of convertible
notes - related parties	—	—
Issuance of common stock for the settlement of convertible
notes - non-related parties	—	—

Supplemental Disclosures - Cash paid for:

Interest	—	—
Income taxes	—	—

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

NOTE 1      BACKGROUND

NATURE OF BUSINESS

The Incorporation began August 19, 1987 as Concord Industries, Inc. It was originally organized to provide comprehensive health care services, but due to its inability to raise sufficient capital, was unable to implement its business plan. Then it merged with Stopwatch, Inc. in 1989.

REORGANIZATION

On March 26, 1993, it entered into an acquisition agreement (the "Acquisition Agreement") and became Tirex America, Inc. (the Company) with Louis V. Muro as its principle, currently an officer and a director of the Company, and former Officers and Directors (collectively the "Seller"), for the purchase of a certain technology owned and developed by the Seller (the "Technology") to be used to design, develop and construct a prototype machine and thereafter a production quality machine for the cryogenic disintegration of used tires. The Technology was conceptually developed by the Seller prior to their affiliation or association with the Company. On March 26, 1993, the Company entered the development stage.

CHANGE OF NAME

On July 11, 1997, the Company changed its name from Tirex America, Inc. to The Tirex Corporation.

DEVELOPMENT STAGE

At September 30, 2015, the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

NOTE 2      GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

In March 1993, the Company had begun its developmental stage with a new business plan. As of March 2000, the Company had developed a production quality prototype of its patented system for the disintegration of scrap tires, but nonetheless continued its research and development efforts to improve the machine's performance and to permit greater flexibility in design for specific customer applications. Due to the Company’s lack of working capital during the year ended June 30, 2002, all rubber crumb production was suspended and research and development efforts have been hampered. Pending receipt of funding from operations, government assistance, loans or equity financing, crumb rubber production and previous research and development efforts will not be resumed. While the Company has engaged the process of marketing the TCS System to numerous potential clients since the beginning of the fiscal year commencing July 1, 2000, as of September 30, 2015, the Company had not yet consummated an unconditional purchase order for a TCS System. As a result, the Company expects to continue to incur operating losses and may not have enough capital to grow its business in the future or continue as a going concern. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

To successfully grow the business, the Company must decrease its cash outflows, improve its cash position and succeed in its ability to raise additional capital through a combination of primarily public or private equity offerings or strategic alliances. The Company is also dependent on the success of its marketing of its TCS Systems. The Company's uncertainty as to its ability to generate revenue and its ability to raise sufficient capital, raise substantial doubt about the entity's ability to continue as a going concern.

The Company is currently in the process of trying to obtain additional financing for its current operations and consummate an initial sale of its TCS Systems.

As reported in the accompanying financial statements, the Company incurred a net loss of $22,771 for the three months ended September 30, 2015 and incurred a net loss of $131,275 for the year ended June 30, 2015 and a net gain of $2,852,181 for the year ended June 30, 2014.

NOTE 3      SUMMARY OF ACCOUNTING POLICIES

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s financial statements. The financial statements and notes thereto are the representations of the Company’s management. The Company’s management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

BASIS OF PRESENTATION

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. Dollars. The Company’s fiscal year-end is June 30.

BASIS OF CONSOLIDATION

The consolidated financial statements include the consolidated accounts of The Tirex Corporation, Tirex Canada R&D Inc., The Tirex Corporation Canada Inc., Tirex Advanced Products Quebec Inc. and Tirex Acquisition Corp., all of these subsidiaries currently being dormant. Certain of these companies have actually been de-registered by government authorities but could easily be revived if circumstances would warrant such action. Tirex Canada R&D Inc. is held 51% by two shareholders of the Company. The shares owned by these shareholders are held in escrow by the Company's attorney and are restricted from transfer thereby, substantively for recording purposes, allowing for a full consolidation of this Company. The Tirex Corporation Canada Inc., Tirex Advanced Products Quebec Inc. and Tirex Acquisition Corp. are 100% held by the Company. All subsidiary companies are dormant. All material inter-company transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments, with a maturity of three months or less, to be cash equivalents. There were no cash equivalents as of September 30, 2015 and June 30, 2015.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and provisions for write-downs. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which is generally five years for machinery and equipment.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

Maintenance and repair costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gains or losses are reflected in earnings.

The Company has taken depreciation and impairment charges over the years on its machinery and equipment bringing its carrying value to $0.

INTANGIBLE ASSETS

Intangible assets are carried at the purchased cost less accumulated amortization. Amortization is computed over the estimated useful lives of the respective assets, generally from fifteen to twenty years.

ESTIMATES

The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares outstanding and, when dilutive, potential shares from stock options, stock warrants to purchase common stock using the treasury method and conversions of outstanding debt using the “if converted” method. A net loss was reported for the three months ended September 30, 2015 and for the year ended June 30, 2015, and accordingly, for those periods, the denominator for the Basic EPS calculation was equal to the weighted average of outstanding shares with no consideration for outstanding stock options, share awards and warrants to purchase shares of the Company's common stock because to do so would have been anti-dilutive. A net gain was reported for the year ended June 30, 2014 but Diluted EPS was not materially different from Basic EPS.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company accounts for its financial instruments in accordance with ASC Topic 825, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that value. The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued liabilities and convertible notes. The estimated fair value of cash, cash equivalents, accounts receivable, accounts payable and accrued liabilities and other short-term liabilities approximate their carrying amounts due to the short-term nature of these instruments. The fair value of related party transactions is not determinable due to their related party nature. The carrying value of the convertible notes also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

FAIR VALUE MEASUREMENTS

In accordance with the authoritative guidance on fair value measurements and disclosure under U.S. GAAP, the Company determines fair value using a fair value hierarchy that distinguishes between market participant assumptions developed based on market data (observable inputs) obtained from sources independent of the reporting entity, and a reporting entity’s own assumptions (unobservable inputs) about market participant assumptions developed based on the best information available in the circumstances and expands disclosure about fair value measurements.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

Fair value is the price that would be received to sell an asset or paid to transfer a liability in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date, essentially the exit price.

The levels of fair value hierarchy are as follows:

•	Level one – Quoted market prices in active markets for identical assets or liabilities;
•	Level two – Inputs other than level one inputs that are either directly or indirectly observable; and
•	Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Level 1 investments are valued based on quoted market prices in active markets. Level 2 investments are valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Company. The Company evaluates its hierarchy disclosures each quarter.

INCOME TAXES

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized in the future.

The Company has net operating loss carryforwards of approximately $32.7 million as of June 30, 2015, expiring through 2035, that may be offset against future taxable income. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax-loss carryforwards correspondingly requires a valuation allowance of the same amount. The Company had no uncertain tax positions at September 30, 2015 or June 30, 2015.

Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as well as state and foreign provisions. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively. Subsequent ownership changes could further affect the limitation in future years. These annual limitation provisions may result in the expiration of certain net operating losses and credits before utilization.

DERIVATIVE INSTRUMENTS

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

In accordance with FASB ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability at fair value, and the unrealized changes in the values of these derivatives are recorded in the statement of operations as gain or loss on derivatives.

FOREIGN CURRENCY TRANSLATION

a)       Reporting Currency

The Company's functional and reporting currency is the United States dollar. Accordingly, the consolidated financial statements are converted into the reporting currency (the U.S. dollar) using the current rate method. Under this method, the consolidated financial statements are converted into U.S. dollars as follows: assets and liabilities are converted at the exchange rate in effect at the date of the balance sheet, and revenue and expenses are converted using the average exchange rate for the period. All gains and losses resulting from the conversion of the consolidated financial statements into the reporting currency are included in other comprehensive income or loss for the period and accumulated in a separate component of stockholders’ equity as accumulated other comprehensive income or loss.

b)       Foreign Currency Transactions

Transactions denominated in currencies other than the functional currency are converted into U.S. dollars using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of recurring revenue and expense transactions. Monetary assets and liabilities are revalued into the functional currency at each balance sheet date using the exchange rate in effect at that date, with any resulting exchange gains or losses being credited or charged to the statement of operations. Non-monetary assets and liabilities are recorded in the functional currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

STOCK BASED COMPENSATION

The Company estimates the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods. The Company uses the Black-Scholes option pricing model to determine the fair value of the stock-based compensation that it grants to employees and non-employees. The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock. The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term. The Company used its share price history to determine volatility and cannot predict how the price of its common shares of common stock will react on the open market in the future. As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

CASHLESS EXERCISE OF STOCK OPTIONS

The Company issued stock options to directors to purchase common stock where the holder is entitled to exercise the stock options on a cashless basis. The Company accounts for the issuance of common stock on the cashless exercise of stock options on a net basis.

REVENUE RECOGNITION

The Company will generally recognize revenue from the sale of TCS Systems using the percentage-of-completion method when persuasive evidence of an arrangement exists, the fee is fixed or determinable and collectability is probable. The percentage-of-completion method will also require management to make certain estimates and assumptions that will affect the reported amounts of revenues and expenses.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

All other revenue from other products will be recognized when shipped to the customer. The Company has recognized a small amount of revenue since entering the development stage.

Note 4      PROPERTY AND EQUIPMENT

As at September 30, 2015 and June 30, 2015, plant and equipment consisted of the following:

Furniture, fixtures and equipment	$149,516
Manufacturing equipment	87,400
Subtotal	236,916

Less: Accumulated depreciation and amortization	236,916

Total	$0

Depreciation and amortization expense charged to operations for the three months ended September 30, 2015 and 2014 was $0 and $0, respectively, and for the years ended June 30, 2015 and 2014 was $0 and $0, respectively.

NOTE 5      PATENTS

The Company’s technology is patent protected in the United States. Patent maintenance fees are current. The valuation on the Balance Sheet reflects recognition of valid patents and does not attempt to establish the true commercial value.

NOTE 6      CONVERTIBLE SUBORDINATED DEBENTURES

The Company issued Type B Convertible Subordinated Debentures between December 1997 and February 1998. These debentures bore interest at 10% and were convertible into common shares of the Company at $0.20 per share. The conversion privilege on the remaining $55,000 of these debentures expired.

NOTE 7      CONVERTIBLE NOTES

A convertible note, under a private arrangement, consists of the following:

Balance at September 30, 2015 and June 30, 2015	$ 185,556

Interest rate	8%

Issue date	July 19th, 2000

Maturity date	January 19th, 2002

Redemption rights	If not converted, the holder may require the Company to redeem at any time after maturity for the principal amount plus interest.

Conversion ratio

As stated in the note agreement, it is not convertible prior to July 19th, 2001, at 20% discount to market between July 19th, 2001 and January 19th, 2002 or at 25% to market if held to maturity, to a maximum of not more than 2,500,000 shares. The note holder subsequently amended the agreement to provide for a conversion price of $0.33 per share.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

NOTE 8      CONVERTIBLE NOTES - PRIVATE INVESTORS

Commencing in Fiscal year 2006, certain expenses of the Company have been funded by a series of non-interest bearing convertible notes with no specific terms of repayment made by a significant number of private individuals investing modest amounts. The total dollars received from these private investors up to September 30, 2015 is U.S.$590,825. These private investors, fully cognizant of the Company’s situation, accepted that their investments were being made and represented by a convertible debt, the conversion of which could occur only once the Company would have shares available for issuance. These debts are convertible at fixed prices rather than as a discount to market and range from $.0002 to $.005 per share.

	Dollars	Shares to
	received	be issued

Year ended June 30, 2006	60,700	13,140,000

Year ended June 30, 2007	54,000	12,900,000

Year ended June 30, 2008	77,100	21,700,000

Year ended June 30, 2009	47,300	38,371,429

Year ended June 30, 2010	64,300	87,520,000

Year ended June 30, 2011	103,335	412,569,048

Year ended June 30, 2012	14,250	142,500,000

Year ended June 30, 2013	41,220	103,888,745

Year ended June 30, 2014	65,020	137,290,000

Year ended June 30, 2015	44,540	181,466,665

Three months ended September 30, 2015	19,060	75,799,999

	590,825

The balance owing to private investors awaiting conversion to common shares at September 30, 2015 and June 30, 2015 was $197,090 and $178,030, respectively, and the amount of shares remaining to be issued was 730,945,409 and 655,145,410, respectively.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

NOTE 9      RELATED PARTY TRANSACTIONS

Accrued liabilities include amounts primarily due to Directors, Officers and employees. Historically, such amounts due have been repaid through the issuance of stock. At September 30, 2015 and June 30, 2015, the balances owing to Directors and Officers was $525,605 and $525,605, respectively. These amounts are without interest or terms of repayment. On August 1, 2011, the Company authorized the issuance of 100,066,256 stock options in exchange for $1,000,663 of accrued unpaid salaries and consulting fees owed to Directors and Officers of the Company.

Notes payable at June 30, 2008 included an amount of $162,500 which was payable to Ocean Tire Recycling & Processing Co., Inc., a company previously owned by a former Director of the Company, Louis A. Sanzaro, and now deceased. The Company negotiated a Settlement Agreement with the family of Louis A. Sanzaro with respect to this note, lease obligations and other expenses paid by Mr. Sanzaro, under which the Company would issue a total of 50,000,000 shares. 34,249,800 million shares were issued during the quarter ended September 30, 2008 and the remaining 15,750,200 shares will be issued in the future. A common stock payable of $43,500 was recorded for the remaining 15,750,200 shares to be issued in the future. During the year ended June 30, 2010, an additional 5,000,000 shares were issued reducing the common stock payable by $13,810.

Note 10      COMMON STOCK

On January 31, 2001, the Company's stockholders approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 165,000,000 shares to 250,000,000 shares. On February 11, 2008, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 250,000,000 shares to 1,000,000,000 shares. On May 7, 2009, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 1,000,000,000 shares to 1,500,000,000 shares. On February 17, 2010, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 1,500,000,000 shares to 2,000,000,000 shares. On December 6, 2010, the Company's Board of Directors approved an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common stock, par value $0.001, from 2,000,000,000 shares to 2,500,000,000 shares.

As at September 30, 2015, the Company had 2,885,755,714 Common shares issued and outstanding.

During the three months ended September 30, 2015, the Company did not issue any common shares.

During the year ended June 30, 2015, the Company did not issue any common shares.

During the year ended June 30, 2014, the Company did not issue any common shares.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

Note 11      PREFERRED STOCK

On June 19, 2008, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the authorization and issuance of up to 3,000,000 Series A Preferred shares, an increase from the 1,000,000 shares of Series A Preferred stock that were authorized to be issued in the Certificate of Designation of Series A Preferred stock passed by the Board of Directors on May 12, 2008. No cash dividends shall be paid with respect to the shares of Series A Preferred stock. The Series A Preferred stock shall give its holders the right to 100 votes per share on any matter properly before the shareholders for a vote. The voting rights of the Series A Preferred stock shall be subject to all splits and each share will be convertible into 5 shares of Common stock upon the earlier of: (i) the holders’ election or (ii) January 8, 2009. The holders of all shares of Series A Preferred stock shall not be subject to any non-cash distributions to holders of shares of Common stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In the event of liquidation or winding up of the Corporation, the holders of the Series A Preferred stock will be entitled to receive, prior and in preference to the holders of the Common stock, an amount up to but not greater than the original purchase price per share of Series A Preferred stock, notwithstanding the par value of the Series A Preferred stock. These three million Series A Preferred Shares were issued to three Directors and Officers in June 2008. The value assigned to this issuance is $286,000, based on an estimate of the fair market value on the issuance date. The fair market value is calculated as the greater of (i) the converted value to common stock at a ratio of 1:5 and, (ii) the value of the voting rights. These shares as a group represent a controlling voting interest. The fair market value also takes into account this control premium. The control premium is based on publicly traded companies or comparable entities which have been recently acquired in arm’s-length transactions. The preferred shares were issued to settle accrued liabilities to the Directors and Officers in the amount of $15,000. A loss on issuance of these preferred shares was recognized in the income statement in the amount of $271,000.

On March 31, 2009, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the authorization and issuance of up to 15,000,000 Series A Preferred shares, an increase from the 3,000,000 shares of Series A Preferred stock that were authorized to be issued in the Certificate of Designation of Series A Preferred stock passed by the Board of Directors on May 12, 2008. No cash dividends shall be paid with respect to the shares of Series A Preferred stock. The Series A Preferred stock shall give its holders the right to 100 votes per share on any matter properly before the shareholders for a vote. The voting rights of the Series A Preferred stock shall be subject to all splits and each share will be convertible into 5 shares of Common stock upon the earlier of: (i) the holders’ election or (ii) January 8, 2009. The holders of all shares of Series A Preferred stock shall not be subject to any non-cash distributions to holders of shares of Common stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In the event of liquidation or winding up of the Corporation, the holders of the Series A Preferred stock will be entitled to receive, prior and in preference to the holders of the Common stock, an amount up to but not greater than the original purchase price per share of Series A Preferred stock, notwithstanding the par value of the Series A Preferred stock. These twelve million Series A Preferred Shares were issued to three Officers of the Company. The value assigned to this issuance is $175,000, based on an estimate of the fair market value on the issuance date. The fair market value is calculated as the greater of (i) the converted value to common stock at a ratio of 1:5 and, (ii) the value of the voting rights. These shares as a group represent a controlling voting interest. The fair market value also takes into account this control premium. The control premium is based on publicly traded companies or comparable entities which have been recently acquired in arm’s-length transactions. The preferred shares were issued to settle accrued liabilities to the Directors and Officers in the amount of $60,000. A loss on issuance of these preferred shares was recognized in the income statement in the amount of $115,000.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

On February 16, 2010, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the authorization and issuance of up to 25,000,000 Series A Preferred shares, an increase from the 15,000,000 shares of Series A Preferred stock that were authorized to be issued in the Certificate of Designation of Series A Preferred stock passed by the Board of Directors on March 31, 2009. No cash dividends shall be paid with respect to the shares of Series A Preferred stock. The Series A Preferred stock shall give its holders the right to 100 votes per share on any matter properly before the shareholders for a vote. The voting rights of the Series A Preferred stock shall be subject to all splits and each share will be convertible into 5 shares of Common stock upon the earlier of: (i) the holders’ election or (ii) January 8, 2009. The holders of all shares of Series A Preferred stock shall not be subject to any non-cash distributions to holders of shares of Common stock, including without limitation, stock dividends, stock splits and securities issued in a recapitalization. In the event of liquidation or winding up of the Corporation, the holders of the Series A Preferred stock will be entitled to receive, prior and in preference to the holders of the Common stock, an amount up to but not greater than the original purchase price per share of Series A Preferred stock, notwithstanding the par value of the Series A Preferred stock. On December 6, 2010, the Company’s Board of Directors approved an amended Certificate of Designation with respect to the issuance of 10,000,000 Series A Preferred shares. These ten million Series A Preferred Shares were issued to two Officers of the Company. The value assigned to this issuance is $152,000, based on an estimate of the fair market value on the issuance date. The fair market value is calculated as the greater of (i) the converted value to common stock at a ratio of 1:5 and, (ii) the value of the voting rights. These shares as a group represent a controlling voting interest. The fair market value also takes into account this control premium. The control premium is based on publicly traded companies or comparable entities which have been recently acquired in arm’s-length transactions. The preferred shares were issued to settle accrued liabilities to the Directors and Officers in the amount of $50,000. A loss on issuance of these preferred shares was recognized in the income statement in the amount of $102,000.

As at September 30, 2015, the Company had 25,000,000 Series A preferred shares issued and outstanding.

Note 12      STOCK OPTIONS

a)       Stock Options

Under executive employment agreements with Tirex, its three officers, John Threshie, Lou Muro and Michael Ash have been granted stock options for each of the fiscal years June 30, 2011, 2012 and 2013.

1) John L. Threshie Jr., President

3,000,000 stock options at the beginning of the fiscal years 2011, 2012 and 2013. The stock options are exercisable within three years of the date of issue of the stock options. The exercise price of the stock options are as follows:

Year 1 – Lesser of $.20 or 50% of market

Year 2 – Lesser of $.40 or 50% of market

Year 3 – Lesser of $.50 or 50% of market

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

2) Michael D.A. Ash, Secretary-Treasurer & Chief Financial Officer

2,000,000 stock options at the beginning of the fiscal years 2011, 2012 and 2013. The stock options are exercisable within three years of the date of issue of the stock options. The exercise price of the stock options are as follows:

Year 1 – Lesser of $.20 or 50% of market.

Year 2 – Lesser of $.40 or 50% of market.

Year 3 – Lesser of $.50 or 50% of market.

3) Louis V. Muro, Vice President - Engineering

2,000,000 stock options at the beginning of the fiscal years 2011, 2012 and 2013. The stock options are exercisable within three years of the date of issue of the stock options. The exercise price of the stock options are as follows:

Year 1 – Lesser of $.20 or 50% of market.

Year 2 – Lesser of $.40 or 50% of market.

Year 3 – Lesser of $.50 or 50% of market.

Also, on August 1, 2011, the Company authorized the issuance of 100,066,256 stock options in exchange for $1,000,663 of accrued unpaid salaries and consulting fees owed to Directors and Officers of the Company. The stock options (i) fully vest upon issuance, (ii) have an exercise price of $0.01, (iii) expire within 5 years of the date of issuance, (iv) are exercisable for cash or on a cashless basis, at the option of the holder, and (v) are subject to any and all future recapitalizations of the issued and outstanding capital stock of the Company on a pro forma basis.

THE TIREX CORPORATION

A DEVELOPMENT STAGE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

A summary of the changes in the Company’s common share stock options is presented below:

	September 30, 2015		June 30, 2015

	Number	Weighted	Number	Weighted
	of Stock	Average Exercise	of Stock	Average Exercise
	Options	Price ($)	Options	Price ($)

Balance at beginning of the year	127,066,256	0.001	127,066,256	0.001

Granted	—	—	—	0.001
Exercised	—	—	—	—
Forfeited	—	—	—	—

Balance at end of the year	127,066,256	0.001	127,066,256	0.001

The fair value of the options issued during the year was measured at the date of grant using the Black-Scholes option pricing model with the following weigthed-average assumptions:

	Year ended
	June 30,
	2012	2011
Risk - free interest rate	1.32%	1.80%
Expected volatility	251	261.5
Expected life of stocks options (in years)	2.5	2.5
Assumed dividends	None	None

The Company recognized compensation expense related to stock options for the three months ended September 30, 2015 and 2014 of $0 and $0, respectively, and for the years ended June 30, 2015 and 2014 of $0 and $0, respectively.

Note 13      RENTAL EXPENSE AND COMMITMENTS

Rental expense for the three months ended September 30, 2015 and 2014 was $0 and $0, respectively, and for the years ended June 30, 2015 and 2014 amounted to $0 and $0, respectively.

As at September 30, 2015, the Company does not have any outstanding lease commitments or minimum annual rental payments and sub-lease income.

Note 14      LITIGATION

An action was instituted by Plaintiffs, an individual and a corporation, in March 2001, in a Canadian court alleging a breach of contract and claims damages of approximately $795,000 representing expenses and an additional approximate amount of $5,411,000 in loss of profits. The current action follows two similar actions taken in United States courts, the first of which was withdrawn and the second of which was dismissed based on forum non convenience and other considerations. A detailed answer has been filed by the Company denying all liability, stating further that Plaintiffs failed to comply with their obligations. Counsel for the Company believes that the Company has meritorious defenses to all of the Plaintiff's claims. The action is still pending.

A Plaintiff instituted an action, a corporation, in August 2001 in a Canadian court claiming approximately $99,000 is due and owing for the manufacture and delivery of tire disintegrators. The Company has prepared its defense and a cross claim of $100,000 against the Plaintiff as the product delivered was defective and the Company believes it is entitled to a reimbursement of sums paid. The action is still pending.